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                                                                     EXHIBIT 1.1


                                8,600,000 Shares

                              INNKEEPERS USA TRUST

                                 COMMON SHARES


                             UNDERWRITING AGREEMENT

                                                           ______________, 1996




MONTGOMERY SECURITIES
BEAR, STEARNS & CO. INC.
ALEX. BROWN & SONS INCORPORATED
EVEREN SECURITIES, INC.
MORGAN KEEGAN & COMPANY, INC.
c/o Montgomery Securities
600 Montgomery Street
San Francisco, California  94111
  As Representatives of the several Underwriters

Dear Sirs:

                  SECTION 1. Introductory. Innkeepers USA Trust, a Maryland real estate investment trust (the "Company", which term shall also include, where appropriate, each of the wholly owned subsidiaries of the Company listed on Schedule 1 attached hereto (the "Company Subsidiaries"), as the context requires), proposes to issue and sell 8,600,000 shares of its authorized but unissued common shares of beneficial interest, $0.01 par value per share (the "Shares of Beneficial Interest"), to the several underwriters named in Schedule A annexed hereto (the "Underwriters"), for whom you are acting as Representatives. Said aggregate of 8,600,000 Shares of Beneficial Interest are herein called the "Firm Common Shares." In addition, the Company proposes to grant to the Underwriters an option to purchase up to 1,290,000 additional Shares of Beneficial Interest (the "Optional Common Shares") as provided in
Section 4 hereof. The Firm Common Shares and, to the extent such option is exercised, the Optional Common Shares are hereinafter collectively referred to as the "Common Shares."

                  You have advised the Company that the Underwriters propose to make a public offering of their respective portions of the Common Shares on the effective date of the registration


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statement hereinafter referred to, or as soon thereafter as in your judgment is advisable.

                  On the First Closing Date (as hereinafter defined), or immediately thereafter, the Company will complete a series of transactions described in the Prospectus (as hereinafter defined). For the purposes hereof, "Closing Transactions" include the transactions described below which are designed to enable Innkeepers USA Limited Partnership, a Virginia limited partnership (or any of the Subsidiary Partnerships listed on Schedule 2 attached hereto (each, a "Subsidiary Partnership"), and Innkeepers USA Limited Partnership (the "Partnership") to acquire ten additional hotel properties listed in the Prospectus as the "Acquisition Hotels", including all personal property (other than inventory and supplies) related to such Hotels (individually a "Hotel", and collectively the "Hotels" or the "Acquisition Hotels").

                  (i) The Underwriters will purchase the Firm Common Shares and, if applicable, the Optional Common Shares and offer them in a public offering as contemplated hereby.

                  (ii) The Company, including through the Company Subsidiaries, will contribute all of the net proceeds from the sale of the Common Shares to the Partnership, whose sole general partner is Innkeepers Financial Corporation (the "First General Partner") and the Subsidiary Partnerships, whose sole general partners are the wholly owned Company Subsidiaries listed on Schedule 3 attached hereto (collectively with the First General Partner, the "General Partners"), in return for partnership units in the Partnership (the "Units").

                  (iii) The Acquisition Hotels will be transferred to the Partnership by the present owners of such properties pursuant to agreements of purchase and sale (collectively, the "Agreements of Purchase and Sale") entered into by the Company or the Partnership and
         (a) partnerships affiliated with Jack P. DeBoer (the "DeBoer Group"), with respect to seven of the Acquisition Hotels, (b) Marriott International, Inc (together with its affiliates, "Marriott"), with respect to one of the Acquisition Hotels, and (c) JF Atlanta, LLC ("JF Atlanta") with respect to two of the Acquisition Hotels (collectively, the "Present Owners").

                  (iv) In connection with the purchase and sale of seven of the Acquisition Hotels (the "DeBoer Hotels"), the Partnership will issue to the DeBoer Group, approximately 4,158,000 preferred units in the Partnership (the "Preferred Units") and assume certain indebtedness (the "Assumed Indebtedness") equal to approximately $24,000,000. The Preferred Units shall have a liquidation preference of $11.00 per Preferred Unit and are convertible into Units on


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         a one-for-one basis. On or after the second anniversary of issuance, the DeBoer Group will have the right to redeem all outstanding Preferred Units for cash or, at the option of the Company, Common Shares on a one-for-one basis. In connection with the acquisition of the DeBoer Hotels, the Partnership shall issue to Marriott, as consideration for Marriott's termination of the management agreements relating to the DeBoer Hotels, Units with a value of $500,000. On or after the first anniversary of the issuance of such Units, Marriott shall have the right to redeem all such Units for cash or, at the option of the Company, Common Shares on a one-for-one basis.

                  (v) In connection with the purchase of one of the Acquisition Hotels, the Partnership will pay approximately $5,100,000 to Marriott, and issue Units to Marriott with a value of $859,000. On or after the first anniversary of issuance, Marriott will have the right to redeem all such outstanding Units for a per Unit price equal to the greater of $_____________ per Unit or the market price of the Common Shares on the date of redemption payable in cash or, at the option of the Company, Common Shares with an equivalent value.

                  (vi) In connection with the purchase of two of the Acquisition Hotels, the Partnership will pay approximately $27,800,000 (subject to increase for any additional financing costs and any capital contributions incurred to finance operating losses from the acquisition date to the date conveyed to the Partnership) to JF Atlanta. Of such purchase price, $5,800,000 has previously been deposited with JF Atlanta and will be applied against the purchase price.

                  (vii) The Partnership will enter into percentage leases (the "Percentage Leases") with JF Hotel, Inc., a Virginia corporation (the "Lessee," which term shall include, as the context requires, affiliates thereof) pursuant to which the Lessee will lease each Acquisition Hotel in accordance with the provisions of the Percentage Leases.

                  (viii) New management agreements (the "Management Agreements") will be entered into between the Lessee and Marriott for the operation of the Acquisition Hotels, other than the Hampton Inn hotel in Norcross, Georgia for which a new franchise agreement with Promus Hotels, Inc. will be entered into.

                  The Company and the Partnership hereby confirm their respective agreements with respect to the purchase of the Common Shares by the Underwriters as follows:




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                  SECTION 2. Representations and Warranties of the Company and
the Partnership. The Company and the Partnership hereby jointly and severally represent and warrant to the several Underwriters that:

                  (a) A registration statement on Form S-3 (Registration No. 333-12809) with respect to the Common Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The Company has prepared and has filed an amendment or amendments to such registration statement. There have been delivered to you two signed copies of such registration statement and amendments, together with two copies of each exhibit filed therewith. Conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus have been delivered to you in such reasonable quantities as you have requested for each of the Underwriters. The Company will next file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment thereto, including the form of final prospectus, or (ii) a final prospectus in accordance with Rules 430A and 424(b) of the Rules and Regulations. As filed, such amendment and form of final prospectus, or such final prospectus, shall include all Rule 430A Information (as hereinafter defined) and, except to the extent that you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date and time that this Agreement was executed and delivered by the parties hereto, or, to the extent not completed at such date and time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company shall have previously advised you in writing would be included or made therein.

                  The term "Registration Statement" as used in this Agreement shall mean such registration statement at the time such registration statement becomes effective and, in the event any post-effective amendment thereto becomes effective prior to the First Closing Date, shall also mean such registration statement as so amended; provided, however, that such term shall also include all Rule 430A Information deemed to be included in such registration statement at the time such registration statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Preliminary Prospectus" shall mean any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement at the time it becomes effective that omits



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         Rule 430A Information. The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Common Shares in the form in which it is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, shall mean the form of final prospectus included in the Registration Statement at the time such registration statement becomes effective. The term "Rule 430A Information" means information with respect to the Common Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations.

                  (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus has conformed in all material respects to the requirements of the Act and the Rules and Regulations and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and at the time the Registration Statement becomes effective, and at all times subsequent thereto up to and including each Closing Date (as hereinafter defined), the Registration Statement and the Prospectus, and any amendments or supplements thereto, will contain all material statements and information required to be included therein by the Act and the Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, no representation or warranty contained in this
         Section 2(b) shall be applicable to information contained in or omitted from any Preliminary Prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, directly or through the Representatives, specifically for use in the preparation thereof.

                  (c) The Company is a real estate investment trust with transferable shares of beneficial interest (except as transferability may be restricted in the Declaration of Trust of the Company), duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority (trust and other) to own and lease its properties and conduct its



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         businesses as currently conducted or as described in the Prospectus.
         Except as disclosed in the Prospectus, neither the Company nor the Partnership owns or controls, or after the Closing Transactions will own or control, directly or indirectly, any corporation, partnership, association or other entity.

                  (d) Each of the Lessee and the General Partners has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia with full power and authority (corporate and other) to own and lease its properties and conduct its business as described in the Prospectus.

                  (e) The Partnership (including each Subsidiary Partnership) has been duly formed and is validly existing as a limited partnership under the laws of the Commonwealth of Virginia with full power and authority (partnership and other) to own and lease its properties and conduct its business as currently conducted or as described in the Prospectus. The First General Partner is and will on each Closing Date be the sole general partner of Innkeepers USA Limited Partnership, and upon the consummation of the Offering and the application of the proceeds therefrom as described in the Prospectus, will be the holder of 19,428,998 Units (assuming no Optional Common Shares are sold), or approximately 79.4% of the Units in the Partnership. Upon the consummation of the Offering, the First General Partner will own the Units it holds free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or charges. Except as set forth in the Prospectus, each of the Company, the Partnership, the Lessee and each property to be owned by the Partnership as of the First Closing Date, including the Acquisition Hotels, is, and after the consummation of the Offering will be, in possession of and operating in compliance with all authorizations, licenses, permits, consents, certificates and orders material to the conduct of its business, all of which are valid and in full force and effect. Each of the Company, the Partnership and the Lessee is, and after the consummation of the Offering will be, duly qualified to do business and in good standing as a foreign corporation, real estate investment trust or partnership, as applicable, in each jurisdiction in which the ownership or leasing of properties or the conduct of its respective business requires such qualification, except for jurisdictions in which the failure to so qualify would not have a material adverse effect upon the Company, the Partnership or the Lessee, as the case may be, and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.




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                  (f) The Company has issued and outstanding 10,828,998 Shares of Beneficial Interest, the issued and outstanding Shares of Beneficial Interest have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Prospectus. All issued and outstanding Units of the Partnership have been validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. Except as disclosed in or contemplated by the Prospectus and the financial statements of the Company, and the related notes thereto, neither the Company nor the Partnership has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its beneficial interest or partnership interests, as the case may be, or any such options, rights, convertible securities or obligations.

                  (g) The Common Shares to be sold by the Company in the public offering contemplated by this Agreement, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly authorized for listing on the New York Stock Exchange upon official notice of issuance and will conform in all material respects to the description thereof contained in the Prospectus. No shareholder of the Company has any right which has not been waived to require the Company to register the sale of any shares owned by such shareholder under the Act in the public offering contemplated by this Agreement. No further approval or authority of the shareholders or the Board of Trustees of the Company will be required for the issuance and sale of the Common Shares to be sold by the Company as contemplated herein. The description of the Company's share option, share bonus and other share plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights. The Company is, and following the issuance and sale of the Common Shares will be, in compliance with all of the rules and regulations of the New York Stock Exchange applicable to the Company.

                  (h) The Units (including the Preferred Units) to be issued to the Company, to Marriott and to the DeBoer Group



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         in connection with the Closing Transactions have been duly authorized and, when issued in the manner set forth in the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable. The Units (including the Preferred Units) have been, or will be, issued in compliance with all federal and state securities laws, are not, or will not be, issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities and conform in all material respects to the description thereof contained in the Prospectus. The offer, issue, sale and delivery of the Units (including the Preferred Units) in connection with the Closing Transactions (i) constitute exempted transactions under the registration provisions of the Act and (ii) will comply with all federal securities, real estate syndication and Blue Sky laws. Neither the acquisition of the Properties by the Partnership nor the issuance of any Units (including the Preferred Units) to Marriott or to the DeBoer Group will violate any laws or regulations of any governmental body with regard to roll-up transactions as such term is defined in
         Item 901(c) of Regulation S-K of the Rules and Regulations.

                  (i) The Partnership has obtained the agreement of Marriott (for a period of one year) and the DeBoer Group (for a period of two years from the date of issuance of Units to it) that for such period such entities will not redeem Units, in the case of Marriott or Preferred Units in the case of the DeBoer Group, to be received by them.

                  (j) Each of the Company and the Partnership has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized by the Company and the Partnership, has been duly executed and delivered by the Company and the Partnership and constitutes a valid and binding obligation of each of the Company and the Partnership in accordance with its terms. The making and performance of this Agreement by each of the Company and the Partnership and the consummation of the transactions herein contemplated, including the Closing Transactions, will not violate any provisions of the declaration of trust, partnership agreement, certificate of partnership, charter, by-laws or other organizational documents, as applicable, of the Company, the Partnership or the Lessee and will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under (i) any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company, the Partnership or the Lessee is a party or by which the Company, the Partnership or the Lessee or any of their respective properties may be bound or affected or (ii) any statute or any authorization, judgment, decree, order, rule



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         or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company, the Partnership the Lessee or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required, including the satisfaction of any requirements pursuant to the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended, for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the Act, the Blue Sky and Canadian securities laws applicable to the public offering of the Common Shares by the several Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD").

                  (k) Coopers & Lybrand L.L.P. ("Coopers & Lybrand") and KPMG Peat Marwick ("KPMG"), who have expressed their opinion with respect to the financial statements and schedules filed with the Commission or incorporated by reference as a part of the Registration Statement and included in the Prospectus and in the Registration Statement, are each independent accountants as required by the Act and the Rules and Regulations.

                  (l) The financial statements of the Company, the DeBoer Hotels (as defined in the Prospectus) and the Lessee set forth in the Registration Statement and Prospectus fairly present the financial condition of such entities as of the dates indicated and the results of operations and changes in financial position for the periods presented. The pro forma financial statements included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. Such statements, schedules and related notes have been prepared in accordance with generally accepted accounting principles applied on a consistent basis as certified by the independent accountants named in Section 2(k). No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth in the Prospectus under the captions "Capitalization" and "Selected Financial Information" fairly present the information set forth therein on the basis stated in the Registration Statement.

                  (m) There are no contracts or other documents required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described or filed as required. Each of the agreements described in this



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         Section, in the Prospectus or attached as exhibits to the Registration
         Statement in connection with the Closing Transactions (the "Closing Agreements"), including this Agreement, the Second Amended and Restated Agreement of Limited Partnership for the Partnership, each of the Agreements of Purchase and Sale for the Acquisition Hotels, each of the Percentage Leases for the Acquisition Hotels, the Management Agreements for the Acquisition Hotels to be operated as Residence Inns and the Franchise Agreement for the Hampton Inn-Norcross, Georgia hotel, has been, or prior to the consummation of the Closing Transactions will be, duly authorized, executed and delivered by the parties thereto and constitute valid and binding agreements; and none of the Company, the Partnership nor the Lessee nor to the best of the Company's knowledge, any other party is, or upon the consummation of the Closing Transactions will be, in breach of or default under any Closing Agreement. The Company, the Partnership and the Lessee, as applicable, and to the knowledge of the Company, each other party to the Closing Agreements has full legal right, power and authority to enter into each such agreement and to consummate the transactions contemplated therein.

                  (n) There are no legal or governmental actions, suits or proceedings pending in which service of process has been received by an employee of the Company or, to the best of the Company's knowledge, threatened to which the Company, the Partnership, or the Lessee is or may be, or upon the consummation of the Closing Transactions will be, a party or of which property owned or leased by the Company, the Partnership or the Lessee is or may be, or upon the consummation of the Closing Transactions will be, the subject, or related to environmental or discrimination matters, which actions, suits or proceedings might, individually or in the aggregate, prevent or adversely affect the transactions contemplated by this Agreement or result in a material adverse change in the condition (financial or otherwise), properties, business, results of operations or prospects of the Company, the Partnership or the Lessee; and no labor disturbance by the employees of the Company, the Partnership or the Lessee exists or is imminent which might be expected to affect adversely such condition (financial or otherwise), properties, business, results of operations or prospects. None of the Company, the Partnership nor the Lessee is a party or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

                  (o) Upon the consummation of the Closing Transactions, the Partnership will have good and marketable title to the Acquisition Hotels, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those reflected



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         in the financial statements (or described elsewhere in the
         Prospectus), or (ii) those which are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company and such partnership. The Partnership holds or will hold upon consummation of the Closing Transactions, its leased properties under valid and binding leases, with such exceptions as are not or will not be materially significant in relation to the business of any of the Partnership. The Company does not own or lease any real property. The Partnership owns or leases and, upon the consummation of the Closing Transactions, the Partnership will own or lease, all such real and personal properties (except for items of inventory to be held by the Lessee) as are necessary to operate the Properties as now operated or as proposed to be operated.

                  (p) To the knowledge of the Company (i) no lessee, licensee, concessionaire or vendor of any portion of any of the Hotels (as defined in the Prospectus) is in default under any of the leases or licenses governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases or licenses, except such defaults that would not, upon consummation of the Closing Transactions, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company, the Partnership or the Lessee; (ii) all such leases or licenses are assignable without consent or approval has been obtained to assign any such lease or license, to the Partnership or the Lessee, as applicable, on the Closing Date; (iii) the current and intended use and occupancy of each of the Hotels complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not, upon consummation of the Closing Transactions, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company, the Partnership or the Lessee; and (iv) there is no pending or threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to any of the Hotels except such proceedings or actions that would not after consummation of the Closing Transactions have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs or business prospects of the Company, the Partnership or the Lessee.

                  (q) Since June 30, 1996, and except as described in or specifically contemplated by the Prospectus: (i) none of the Company, the Partnership nor the Lessee has incurred any material liabilities or obligations, indirect, direct or



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         contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company, the Partnership or the Lessee; (ii) none of the Company, the Partnership nor the Lessee has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance; (iii) none of the Company, the Partnership nor the Lessee has paid or declared any dividends or other distributions with respect to its capital stock, other than (A) the $0.225 per share distribution declared by the Company payable on October 15, 1996 to shareholders of record on September 27, 1996, (B) the distribution to Mr. Fisher and Mr. Shaw in the aggregate amount of $___________, shares of beneficial interest or interests, as applicable, and none of the Company, the Partnership nor the Lessee is in default in the payment of principal or interest on any outstanding material debt obligations; (iv) there has not been any change in the number of outstanding Shares of Beneficial Interest (other than upon the sale of the Common Shares or purchase of shares pursuant to the Company's dividend reinvestment program) of the Company, the ownership interests in any of the Partnership or the common stock of the Lessee or indebtedness material to the Company, the Partnership or the Lessee (other than in the ordinary course of business); and (v) there has not been any material adverse change in the condition (financial or otherwise), business, properties, results of operations or prospects of the Company, the Partnership or the Lessee.

                  (r) Except as disclosed in or specifically contemplated by the Prospectus, the Company, the Partnership and the Lessee have and will have, upon the consummation of the Closing Transactions, sufficient trademarks, trade names, patent rights, copyrights, licenses or other similar rights and proprietary knowledge (collectively, "Intangibles"), approvals and governmental authorizations to conduct their businesses as now conducted; the expiration of any Intangibles, approvals or governmental authorizations would not have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Partnership or, upon the consummation of the Closing Transactions, the Company, the Partnership or the Lessee; and the Company has no knowledge of any material infringement by the Partnership of any Intangibles, and there is no claim being made against the Company, the Partnership or the Lessee regarding any Intangible or other infringement which could have a material adverse effect on the condition (financial or otherwise), business, results of operations or prospects of the Company, the Partnership or the Lessee.

                  (s) Neither the Company nor the Partnership has been advised, or has reason to believe, that the Company, the Partnership and the Lessee are not conducting, and after the consummation of the Closing Transactions will not be conducting, business in compliance with all applicable laws, rules and regulations of the jurisdictions in which any of them is, or upon the consummation of the Closing Transactions will be, conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of any such entity.

                  (t) The Company, the Partnership and the Lessee each has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes shown as due thereon; and to the Company's knowledge, there is no tax deficiency which has been or might be, whether in connection with the consummation of the Closing Transactions or otherwise, asserted or threatened against which could materially and adversely affect the business, operations or properties of, the Company, the Partnership or the Lessee, as the case may be.

                  (u) Neither of the Company nor the Partnership has distributed or will distribute prior to the First Closing Date any offering material in connection with the offering and sale of the Common Shares other than the Prospectus, the Registration Statement and the other materials permitted by the Act.

                  (v) None of the Company, the Partnership nor the Lessee has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

                  (w) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Common Shares to facilitate the sale or resale of the Common Shares.

                  (x) Upon consummation of the Closing Transactions, the Company, the Partnership or the Lessee, as applicable, will have and will maintain liability, property and casualty insurance (insured by insurers of recognized financial responsibility) in favor of the Partnership, and in the case of liability insurance, the Lessee and the Partnership, with respect to each of the Hotels, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Partnership and the Lessee, including, among other things, insurance against theft, damage, destruction and acts of vandalism. Neither the Company nor the Partnership has received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such Hotels.

                  (y) Upon consummation of the Closing Transactions, title insurance in favor of the Partnership will be in force with respect to each of the Hotels in an amount at least equal to the purchase price of such Hotel set forth in the applicable Agreements of Purchase and Sale.

                  (z) The mortgages and deeds of trust encumbering the Hotels are not convertible nor, upon the consummation of the Closing Transactions, will the Company or the Partnership hold a participating interest therein and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not to be owned directly or indirectly by the Company or the Partnership.

                  (aa) The Agreements of Purchase and Sale have been duly authorized, executed and delivered by the parties thereto and give the Partnership the right upon the terms set forth therein and upon payment of the consideration specified therein, to acquire the Hotels and all other assets specified therein. Other than payments set forth in the Agreements of Purchase and Sale or in connection with the termination of the management agreements with respect to the DeBoer Hotels to be operated as Residence Inns, none of the Company, the Partnership nor the Lessee will be required to make any payments to, or on behalf of, the Partnership in connection with the acquisition of the Hotels.

                  (bb) Each of the Company, the Partnership and the Lessee (i) is or will be, as of the Closing Date after giving effect to the Closing Transactions, in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or any Hazardous Material (as hereinafter defined) ("Environmental Laws"),
         (ii) has received, or will have received, as of the Closing Date after giving effect to the Closing Transactions, as the case may be, all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is, or will be, as of the Closing Date after giving effect to the Closing Transactions, as the case may be, in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, after consummation of the Closing Transactions, have a material adverse effect on the Company, the Partnership or the Lessee. As used herein, "Hazardous Material" shall mean (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and
         (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                  (cc) To the knowledge of the Company, there is no liability, alleged liability or potential liability (including, without limitation, liability, alleged liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties), of any of the Present Owners, the Company, the Partnership or the Lessee arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by any of the Present Owners, the Company or the Lessee or (b) any violation or alleged violation of any Environmental Law, which liability, alleged liability or potential liability is required to be disclosed in the Registration Statement, other than as disclosed therein, or which liability, alleged liability or potential liability, singly or in the aggregate, would have a material and adverse effect on the respective business, prospects, properties, condition (financial or otherwise) or results of operations of any of the Hotels or the Company, the Partnership or the Lessee.

                  (dd) None of the Company, the Partnership nor the Lessee is or will become as a result of the Closing Transactions, or will conduct their respective businesses in a manner in which any such entity would become an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (ee) Neither the assets of the Company nor the Partnership constitutes, nor will such assets, as of the Closing Date, constitute "plan assets" under the Employee

         Retirement Income Security Act of 1974, as amended ("ERISA").

                  (ff) As of the Closing Date, the Company will be organized and will operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and has elected to, is qualified to and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. As of the Closing Date, less than 15 percent of the aggregate adjusted tax bases of both the personal property and the real property (the "Total Bases") to be leased pursuant to any Percentage Lease shall consist of the adjusted tax bases of the personal property (the "Personal Property Bases"), except in each instance where the failure to maintain such ratios will not disqualify the Company's election as a REIT or otherwise have a material adverse effect on the business and operations of the Company; in each succeeding year the Personal Property Bases in connection with each Percentage Lease will not exceed 15 percent of the Total Bases for such lease, except in each instance where the failure to maintain such ratios will not cause the Company to fail to qualify as a REIT or otherwise have a material adverse effect on the business and operations of the Company; and the Company has received a segmentation study from Coopers & Lybrand L.L.P. stating that based on its projections, during the first five years of the term of each Percentage Lease less than 15 percent of the Total Bases of each such Percentage Lease is expected to consist of Personal Property Bases, except in each instance where the failure to maintain such ratios will not cause the Company to fail to qualify as a REIT or otherwise have a material adverse effect on the business and operations of the Company. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT at any time. All of the assets, liabilities and items of income, deduction and credit of the Partnership are, and following the consummation of the Closing Transactions will be, treated as assets, liabilities and items of income, deduction and credit of the Company under the provisions of the Code and the Partnership is not, nor will it be, treated as a separate corporation under the provisions of the Code. The Partnership is, and upon the consummation of the Closing Transactions will be, treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

                  (gg) The Partnership has maintained and currently maintains, and upon consummation of the Closing Transactions, the Company, the Partnership and the Lessee will each maintain, a system of internal accounting controls sufficient to provide reasonable assurances that
         (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (hh) Neither the Company, the Partnership nor any other affiliate of the Company has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as disclosed in the Registration Statement.

                  (ii) No environmental engineering firm which prepared Phase I environmental assessment reports of the Properties with respect to the Hotels as set forth in the Registration Statement was employed for such purpose on a contingent basis or has any substantial interest in the Company, the Partnership or the Lessee.

                  (jj) To the best knowledge of the Company, no general labor problem exists or is imminent with the employees of any of the Hotels, the Company, the Partnership or the Lessee. All applicable notification requirements in connection with the Worker Adjustment and Retraining Notification Act ("WARN") have been fulfilled in connection with the transfer of the Hotels to the Partnership.

                  (kk) The Closing Transactions, including the leasing and operation of the Properties by the Lessee, have been consented to by each of the Franchisors, to the extent applicable, and the consummation of the Closing Transactions will not result in a breach of any Franchise Agreement. There are no franchise agreements and/or licenses in connection with the Hotels except for the franchise agreements and/or licenses with the Franchisors. On the Closing Date, the Company will deliver a certificate (from the applicable Franchisor or from the Company as to those Hotels for which no certificate is provided by the Franchisor) for each of the Hotels to the effect that the assignment of the Franchise Agreement or the entering into of new Franchise Agreement in connection with the Closing Transactions has been approved by the Franchisor, such Hotel is in compliance with all of the terms of the Franchise Agreement (except where such non-compliance will not have a material adverse effect on the operations of the Company or the Hotels) and there are no requirements or duties on the part of any party and no understandings as to any required improvements or other expenditures for such Hotel in connection with such consents or the entering into of a new Franchise Agreement except as set forth in the Prospectus.

                  (ll) Each certificate signed by any officer of the Company, the Partnership or the Lessee or any of their affiliates and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company, the Partnership or the Lessee, as the case may be, as to the matters covered thereby.

                  (mm) The personal property (including, but not limited to, furniture, equipment, bedding and towels) to be acquired from the Present Owners or held by the Partnership immediately prior to the Closing Date as part of the Hotels is adequate to enable the Partnership and the Lessee to continue to conduct the operations of the Hotels in the manner in which such operations have normally been conducted by the Present Owners and the Partnership. The Company has provided the Representatives with a replacement schedule for such personal property which the Company reasonably believes is sufficient to permit the Hotels to continue to be operated in the manner in which such operations have been conducted by the Present Owners and the Partnership and which will comply with the requirements of the Franchise and Management Agreements.

                  (nn) The Closing Agreements and all deeds, assignments of leases and other documents delivered in connection therewith are sufficient to effect the transfer to the Partnership or the Lessee, as applicable, of all right, title and interest in and to the Hotels and other assets specified therein upon payment of the consideration therefor.

                  (oo) None of the Company, the Partnership, the Lessee nor any of their affiliates does business with the government of Cuba or with any person or affiliate located in Cuba in violation of Section
         517.075 of the Florida Statutes.

                  (pp) The Closing Transactions, have been consented to by Nomura Asset Capital Corporation, as lender under the Term Loan and Line of Credit (each as described in the Prospectus), to the extent required under the applicable loan documents. The Company is not and will not upon consummation of the Closing Transactions be in default of its obligations, covenants and agreements contained in the Term Loan and/or the Line of Credit.

                  SECTION 3. Representations and Warranties of the Underwriters. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Partnership that the information set forth (i) on the cover page of the Prospectus with respect to price, underwriting discounts and commissions and terms of offering and (ii) under "Underwriting" in the Prospectus was furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement and the Prospectus and is correct in all material respects. The Representatives represent and warrant that they have been authorized by each of the other Underwriters as the Representatives to enter into this Agreement on its behalf and to act for it in the manner herein provided.

                  SECTION 4. Purchase, Sale and Delivery of Common Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm Common Shares. The Underwriters agree, severally and not jointly, to purchase from the Company the number of Firm Common Shares described below. The purchase price per share to be paid by the several Underwriters to the Company shall be $_______ per share.

                  Delivery of certificates for the Firm Common Shares to be purchased by the Underwriters and payment therefor shall be made at such place as set forth below at such time and date, not later than the third (or, if the Firm Common Shares are priced, as contemplated by Rule 15c6-1(c) of the Securities Exchange Act of 1934, after 4:30 P.M. Washington, D.C. Time, the fourth) full business day following the first date that any of the Common Shares are released by you for sale to the public, as you shall designate by at least 48 hours' prior notice to the Company (or at such other time and date, not later than one week after such third full business day as may be agreed upon by the Company and the Representatives) (the "First Closing Date"); provided, however, that if the Prospectus is at any time prior to the First Closing Date recirculated to the public, the First Closing Date shall occur upon the later of the third or fourth, as the case may be, full business day following the first date that any of the Common Shares are released by you for sale to the public or the date that is 48 hours after the date that the Prospectus has been so recirculated.

                  Delivery of certificates for the Firm Common Shares shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters against payment by you, for the accounts of the several Underwriters, of the purchase price therefor by wire transfer or certified or official bank checks payable in same day funds to the order of a title company designated by the Company to facilitate payment by the Company for the acquisition of the Acquisition Hotels. The certificates for the Firm Common Shares shall be registered in such names and denominations as you shall have requested in writing to the Company or the Company's transfer agent at least two full business days prior to the First Closing Date, and shall be made available for checking and packaging on the business day preceding the First Closing Date at a location in New York, New York or such other location, as may be designated by you. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.


                  In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the Optional Common Shares at the purchase price per share to be paid for the Firm Common Shares, for use solely in covering any over-allotments made by you for the account of the Underwriters in the sale and distribution of the Firm Common Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the first date that any of the Common Shares are released by you for sale to the public, upon notice by you to the Company setting forth the aggregate number of Optional Common Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. The number of Optional Common Shares to be purchased by each Underwriter shall be determined by multiplying the number of Optional Common Shares to be sold by the Company pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Common Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is 8,600,000 (subject to such adjustments to eliminate any fractional share purchases as you in your discretion may make). Certificates for the Optional Common Shares will be made available for checking and packaging on the business day preceding the Second Closing Date at a location in New York, New York or such other location, as may be designated by you. Payment for the Optional Common Shares shall be made directly to the Company, or such other party as designated by the Company, by wire transfer of same-day funds and delivery of the Optional Common Shares shall be the same as for the Firm Common Shares purchased from the Company as specified in the two preceding paragraphs. At any time before lapse of the option, you may cancel such option by giving written notice of such cancellation to the Company. If the option is cancelled or expires unexercised in whole or in part, the Company will deregister under the Act the number of Common Shares as to which the option has not been exercised.

                  You have advised the Company that each Underwriter has authorized you to accept delivery of its Common Shares, to make payment and to issue a receipt therefor. You, individually and not as the Representatives of the Underwriters, may (but shall not be obligated to) make payment for any Common Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

                  Subject to the terms and conditions hereof, the Underwriters propose to make a public offering of their respective portions of the Common Shares as soon after the effective date of the Registration Statement as in the judgment of the Representatives is advisable and at the public offering price set forth on the cover page of and on the terms set forth in the Prospectus.

                  SECTION 5.  Covenants of the Company and the
Partnership. The Company and the Partnership covenant and agree that:

                  (a) The Company will use its best efforts to cause the Registration Statement and any amendment thereof, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing. The Company will promptly advise you in writing
         (i) of the receipt of any comments of the Commission, (ii) of any request of the Commission for amendment of or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus or for additional information, (iii) when the Registration Statement shall have become effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. The Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), any Preliminary Prospectus or the Prospectus of which you have not been furnished with a copy a reasonable time prior to such filing or to which you reasonably object or which is not in compliance with the Act and the Rules and Regulations.

                  (b) The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which in your judgment may be necessary or advisable to enable the several Underwriters to continue the distribution of the Common Shares and will use its best efforts to cause the same to become effective as promptly as possible. The Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule.

                  (c) If at any time within the applicable period referred to in Section 10(a)(3) of the Act or Rule 174 of the Rules and Regulations during which a prospectus relating to the Common Shares is required to be delivered any event occurs, as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Prospectus, including any amendments or supplements, to comply with the Act or the Rules and Regulations, the Company will promptly advise you thereof and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance and will use its best efforts to cause the same to become effective as soon as possible; and, in case any Underwriter is required to deliver a prospectus after the applicable time period, the Company upon request, but at the expense of such Underwriter, will promptly prepare such amendment or amendments to the Registration Statement and such Prospectus or Prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act and Rule 174 of the Rules and Regulations, as applicable.

                  (d) As soon as practicable, but not later than 45 days (or 90 days if such quarter is the fiscal year end) after the end of the first quarter ending after one year following the effective date of the Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of 12 consecutive months beginning after the effective date of the Registration Statement which will satisfy the provisions of the last paragraph of Section 11(a) of the Act.

                  (e) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company, at its expense, but only for the applicable period referred to in Section 10(a)(3) of the Act or Rule 174 of the Rules and Regulations, will furnish to you or mail to your order copies of the Registration Statement, the Prospectus, the Preliminary Prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the Act and the Rules and Regulations.

                  (f) The Company shall cooperate with you and your counsel in order to qualify or register the Common Shares for sale under (or obtain exemptions from the application of) the Blue Sky and Canadian securities laws of such jurisdictions as you designate, will comply with such laws and will continue such qualifications, registrations and exemptions in effect so long as reasonably required for the distribution of the Common Shares; provided, however, that neither the Company nor the Partnership shall be required to qualify as a foreign real estate investment trust, corporation or partnership, as applicable, or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign real estate investment trust, corporation or partnership. The Company will advise you promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Common Shares for offering; sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company, with your cooperation, will use its best efforts to obtain the withdrawal thereof.

                  (g) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request of the Representatives, to each of the other Underwriters: (i) as soon as available after the end of each fiscal year and mailing to the shareholders, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, shareholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Shares.

                  (h) During the period of 90 days after the first date that any of the Common Shares are released by you for sale to the public, without the prior written consent of Montgomery Securities (which consent may be withheld at the sole discretion of Montgomery Securities), the Company and Messrs. Fisher and Shaw will not, other than pursuant to the Company's share incentive plans, dividend reinvestment plan, pursuant to redemptions in accordance with the Partnership Agreement or in connection with the acquisition of real estate or hotel properties or in connection with a merger, consolidation or similar transaction issue, offer, sell, grant options to purchase or otherwise dispose of any of the Company's equity securities or any other securities convertible into or exchangeable with its Shares of Beneficial Interest or other equity security.

                  (i) The Company and the Partnership will apply the net proceeds of the sale of the Common Shares sold by the Company substantially in accordance with the statements under the caption "Use of Proceeds" in the Prospectus.

                  (j) As necessary, the Company will use its reasonable best efforts to qualify or register its Common Shares for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of the State of California and the provincial laws of Canada as specified by the Representatives (and thereby permit market making transactions and secondary trading in the Company's Common Shares in California and such Canadian provinces as specified by the Representatives), will comply with such Blue Sky or Canadian provincial laws and will use its reasonable best efforts to continue such qualifications, registrations and exemptions in effect for a period of five years after the date hereof; provided, however, that neither the Company nor the Partnership shall be required to qualify as a foreign real estate investment trust, corporation or partnership, as applicable, or to file a general consent to service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign real estate investment trust, corporation or partnership.

                  (k) The Company will use its reasonable best efforts to continue the listing of the Common Shares on the New York Stock Exchange and will continue to comply with all of the rules and regulations of the New York Stock Exchange applicable to the Company and the trading of the Common Shares.

                  (l) The Company will continue to meet the requirements to qualify as a REIT, effective for the year ending December 31, 1994 and thereafter.

                  (m) The Company will maintain a transfer agent for the Common Shares and, if necessary under the jurisdiction of formation of the Company, a registrar (which may be the same entity as the transfer agent).

                  (n) The Company and the Partnership will not permit the redemption of any of the (i) Units issued to Marriott, or (ii) Preferred Units issued to the DeBoer Group, into Shares of Beneficial Interest prior to one year and two years, respectively, after the issuance of such Units.

                  (o) The Company and the Partnership in good faith will enforce the terms of any agreements with the Lessee, the Present Owners or any parties affiliated with the Lessee, including, without limitation, the Share Purchase Agreement dated as of the First Closing Date by and among Jeffrey H.
         Fisher, Frederic M. Shaw and the Company.
                  (p) The Partnership will, per quarter on a cumulative basis, make available for periodic replacement and refurbishment of furniture, fixtures and equipment at each of the Hotels an amount equal to 4% of room revenues (as defined in the Percentage Leases).

You, on behalf of the Underwriters, may, in your sole discretion, waive in writing the performance by the Company or the Partnership, as applicable, of any one or more of the foregoing covenants or extend the time for their performance.

                  SECTION 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limiting the generality of the foregoing, (i) all expenses incident to the issuance and delivery of the Common Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Common Shares to the Underwriters, (iv) all fees and expenses of the Company's counsel and the Company's independent accountants, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein and the Blue Sky memorandum, (vi) all filing fees, attorneys' fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Common Shares for offer and sale under the Blue Sky laws or the provincial securities laws of Canada, (vii) the filing fee of the NASD and the related legal fees in connection with such filing and
(viii) all other fees, costs and expenses referred to in Item 30 of the Registration Statement. Except as provided in this Section 6, Section 8 and
Section 10 hereof, the Underwriters shall pay all of their own expenses, including the fees and disbursements of their counsel (excluding those relating to qualification, registration or exemption under the Blue Sky and Canadian provincial securities laws and the Blue Sky memorandum and the legal fees in connection with clearance of the offering with the NASD referred to above which fees shall be paid on the First Closing Date or the Second Closing Date, as applicable).

                  SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Common Shares on the First Closing Date and the Optional Common Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Partnership herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of the Company's officers and the Partnership's officers made pursuant to the provisions hereof, to the performance by each of the Company and the Partnership of its obligations hereunder, and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 P.M. (or, in the case of a registration statement filed pursuant to Rule 462(b) of the Rules and Regulations relating to the Common Shares, not later than 10:00 P.M.) Miami, Florida time, on the date of this Agreement, or at such later time as shall have been consented to by you; if the filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and prior to such Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, or otherwise, shall have been complied with to your satisfaction.

                  (b) There shall have been furnished to you, as Representatives of the Underwriters, on each Closing Date, in form and substance satisfactory to you, except as otherwise expressly provided below:

                           (i) An opinion of Hunton & Williams, counsel for the
                  Company, the Partnership and the Lessee, or Ballard Spahr Andrews & Ingersoll, special Maryland counsel to the Company, addressed to the Underwriters and dated the First Closing Date, or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The Company is a real estate investment
                           trust with transferable shares of beneficial interest (except as transferability may be restricted in the Declaration of Trust of the Company), duly formed and existing under and by virtue of the laws of the State of Maryland, is in good standing with the State Department of Assessments and Taxation of Maryland, and has the requisite trust power to own its properties and conduct its business substantially as described in the Registration Statement; and, to such counsel's knowledge, other than the entities listed on Schedules 1 and 2 attached hereto, the Company does not own or control, directly or indirectly, any corporation, association, partnership or other entity;

                                    (2) Each of the General Partners has been
                           duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia and has the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                                    (3) Each Lessee has been duly incorporated
                           and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia, and is duly qualified to do business as a foreign corporation and is in good standing in the each of the states in which it leases real property from the Partnership and has the requisite corporate power and authority to own its properties and conduct its business as described in the Registration Statement;

                                    (4) The Partnership has been duly formed
                           and is validly existing as a limited partnership under the laws of the Commonwealth of Virginia, is duly qualified to do business as a foreign limited partnership and is in good standing in each of the states in which it owns real property, has the requisite partnership power and authority to own and lease its properties and conduct its business as currently conducted as described in the Prospectus. The General Partners are the sole general partners of the Partnership and the Subsidiary Partnerships and, upon the consummation of the Closing Transactions, the First General Partner will be the holder of 19,428,998 Units (assuming no Optional Common Shares are sold), or approximately 79.4% of the Units in the Partnership which Units, to such counsel's knowledge (and except for the pledge of Units in connection with the Line of Credit and the Term Loan) shall be held free and clear of all liens, encumbrances, equities, claims, security interests, voting trusts or charges;

                                    (5) All of the issued and outstanding
                           Shares of Beneficial Interest have been duly authorized and validly issued; all outstanding Shares of Beneficial Interest were duly registered under the Act or were issued in transactions exempt from the registration requirements of the Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or blue sky laws, are fully paid and nonassessable, were not issued in violation of or subject to any statutory, or to such counsel's knowledge, other preemptive rights or other rights to subscribe for or purchase any securities and conformed in all material respects to the description thereof incorporated by reference in the Registration Statement; provided however that such counsel need not express any opinion with respect to the registration or availability of an exemption under applicable state securities or blue sky laws for Common Shares issued pursuant to an underwritten public offering;

                                    (6) The certificates representing the
                           Common Shares to be delivered hereunder are in due and proper form under Maryland law, and when duly countersigned by the Company's transfer agent and registrar, and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement, the Common Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any statutory, or to such counsel's knowledge, other preemptive rights or other rights to subscribe for or purchase securities;

                                    (7) Except as disclosed in or specifically
                           contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, plans or arrangements to issue, any Shares of Beneficial Interest of the Company or any security convertible into or exchangeable for shares of beneficial interest of the Company;

                                    (8) The issued and outstanding Units are as
                           set forth in the Prospectus; all necessary partnership proceedings have been taken in order to validly authorize the Units which will be issued in connection with the Closing Transactions; when issued and delivered against payment therefor as provided in the Partnership Agreement, the Purchase and Sale Agreement with Marriott and the Purchase and Sale Agreements with the DeBoer Group, all outstanding Units (including those issued in connection with the Closing Transactions) will be duly and validly issued, will be fully paid and nonassessable and the issuance of such Units will be exempt from the registration requirements of the Act and applicable state securities laws; and, to such counsel's knowledge other than as described in the Prospectus such Units will not be issued in violation of or subject to any statutory, or to such counsel's knowledge, other preemptive rights or other rights to subscribe for or purchase any securities; and conform in all material respects to the description thereof contained in the Registration Statement;

                                    (9) The issued and outstanding Preferred
                           Units are as set forth in the Prospectus; all necessary partnership proceedings have been taken in order to validly authorize the Preferred Units which will be issued in connection with the Closing Transactions; when issued and delivered against payment therefor as provided in the Partnership Agreement and the Purchase and Sale Agreements with the DeBoer Group, all outstanding Preferred Units (including those issued in connection with the Closing Transactions) will be duly and validly issued, will be fully paid and nonassessable and the issuance of such Preferred Units will be exempt from the registration requirements of the Act and applicable state securities laws; and, to such counsel's knowledge other than as described in the Prospectus such Preferred Units will not be issued in violation of or subject to any statutory, or to such counsel's knowledge, other preemptive rights or other rights to subscribe for or purchase any securities; and conform in all material respects to the description thereof contained in the Registration Statement;

                                    (10)(a) Counsel to the Company has been
                           verbally advised by the Commission staff that the Registration Statement has become effective under the Act, and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or preventing the use of the Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations has been made in the manner and within the time period required by such Rule 424(b);

                                    (b) The Registration Statement, the
                           Prospectus and any amendment or supplement thereto (except for the financial statements and schedules and other financial and statistical information included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations;

                                    (c) To such counsel's knowledge, there are
                           no franchise agreements, leases, contracts, agreements or documents of a character required to be disclosed in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not disclosed or filed, as required; and

                                    (d) To such counsel's knowledge, there are
                           no legal or governmental actions, suits or proceedings pending (in which service or notice of process has been received by the Company) or threatened against the Company which are required to be described in the Prospectus which are not described as required;

                                    (11) The Company has the trust power and
                           authority to enter into this Agreement, to sell and deliver the Common Shares to be sold by it to the several Underwriters and to consummate the other transactions contemplated herein; the Partnership has the partnership power and authority to enter into this Agreement and to consummate the transactions contemplated herein; this Agreement has been duly and validly authorized by all necessary trust and partnership action by each of the Company and the Partnership, respectively, has been duly and validly executed and delivered by and on behalf of each of the Company and the Partnership, and, assuming due authorization, execution and delivery by the Underwriters, constitutes a valid and binding agreement of each of the Company and the Partnership enforceable against the Company and the Partnership in accordance with its terms, except as may be limited or otherwise affected by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity, and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed; and no approval, authorization, order, consent, registration, filing, qualification, license or permit of or with any court, regulatory, administrative or other governmental body is required for the execution and delivery of this Agreement by each of the Company and the Partnership or the consummation of the transactions contemplated by this Agreement, except such as have been obtained and are in full force and effect under the Act and such as may be required under applicable Blue Sky or Canadian securities laws in connection with the purchase and distribution of the Common Shares by the Underwriters and the clearance of such offering with the NASD;

                                    (12) The execution and performance of this
                           Agreement and the consummation of the transactions herein contemplated by the Company and the Partnership will not conflict with, result in the material breach of, or constitute, either by itself or upon notice or the passage of time or both, a material default under, any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which any of the Company, the Partnership or the Lessee is a party or by which the Company, the Partnership or the Lessee or any of their property may be bound or affected which is material to the Company, the Partnership or any Hotel; violate any of the provisions of the declaration of trust, partnership certificate, partnership agreement, certificate of incorporation or bylaws, or other organizational documents, as applicable, of the Company, the Partnership or the Lessee; or, to such counsel's knowledge, violate any statute, judgment, decree, order, rule or regulation of any court or governmental body having jurisdiction over the Company, the Partnership or the Lessee or any of their property known to such counsel, except such as will not materially adversely affect the Company or the Partnership;

                                    (13) To such counsel's knowledge, none of
                           the Company, the Partnership nor the Lessee is in violation of its respective declaration of trust, partnership certificate, partnership agreement, certificate of incorporation or bylaws, or other organizational documents, as applicable, or is in breach of or default with respect to any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company, the Partnership or the Lessee is a party or by which they or any of their properties may be bound or affected, except where such default would not materially adversely affect the Company, the Partnership or the Lessee, as the case may be; to such counsel's knowledge, all applicable WARN notification requirements have been fulfilled in connection with the acquisition of any of the Hotels by the Partnership;

                                    (14) To such counsel's knowledge, no
                           holders of securities of the Company or the Partnership have rights to register Shares of Beneficial Interest, Units, Preferred Units or other securities because of the filing of the Registration Statement by the Company or the offering;

                                    (15) No transfer taxes are required to be
                           paid to the states of Maryland and New York in connection with the sale and delivery of the Common Shares to the Underwriters hereunder;

                                    (16) Commencing with the Company's short
                           taxable year ending December 31, 1994, the Company will be organized in conformity with the requirements for qualification as a REIT pursuant to Sections 856 through 860 of the Code and the Company's proposed method of operation as described in the "Federal Income Tax Considerations" of the Company's Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under the Code. The Partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation;

                                    (17) Neither the Company nor the
                           Partnership (after giving effect solely to the Closing Transactions and the sale of the Common Shares and conveyance of the Units) will be an "investment company" within the meaning of the 1940 Act;

                                    (18) Each of the Closing Agreements has
                           been duly authorized, executed and delivered by the Company, the Partnership or the Lessee, as applicable, and constitutes a valid and binding agreement on such parties, enforceable in accordance with its terms, except as may be limited or otherwise affected by general equitable principles, bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity, and except with respect to those provisions relating to indemnities or contributions for liabilities under the Act, as to which no opinion need be expressed; and to such counsel's knowledge none of the Company, the Partnership nor the Lessee is, or upon the consummation of the Closing Transactions will be, in breach of or default under any of such agreements;

                                    (19) The Common Shares have been duly
                           authorized for listing by the New York Stock
                           Exchange upon official notice of issuance and to such counsel's knowledge the Company is not in breach of any of the rules and regulations of the New York Stock Exchange applicable to the Company; and

                                    (20) The information in the Prospectus set
                           forth under the captions "Risk Factors -- Tax Risks," "-- Limitation on Acquisition and Change in Control, " -- Ownership Limitation," "Price Range of Common Shares and Distributions" (as it relates to distributions only), "Management -- 1994 Share Incentive Plan, "Shares Available for Future Sale" and "Federal Income Tax Considerations" to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is correct in all material respects.

                           In rendering such opinion, such counsel may rely as
                  to matters of local law, on opinions of local counsel, and as to matters of fact, on certificates of officers of the Company, the Partnership or the Lessee, as applicable, and certificates and verbal advice of governmental officials, in which case their opinion is to state that they are so doing and that the Underwriters are justified in relying on such opinions or certificates and copies of said opinions or certificates are to be attached to the opinion. Such counsel shall also include a statement to the effect that nothing has come to such counsel's attention that would lead such counsel to believe that either at the effective date of the Registration Statement or at the applicable Closing Date the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (other than with respect to the financial statements, the notes thereto and the related financial schedules and other financial or statistical data as to which such counsel need express no opinion).

                         (ii) Such opinion or opinions of O'Melveny & Myers
                  LLP, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the formation of the Company, the execution and delivery of the Agreement, the validity of the Common Shares, certain legal matters related to the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they may reasonably request for the purpose of enabling them to pass upon such matters. In connection with such opinions, such counsel may rely on representations or certificates of officers of the Company and governmental officials.

                       (iii) A certificate of each of the Company, executed by
                  the Chairman of the Board and President of the Company, and the Partnership executed by an authorized officer of its general partner, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                                    (1) The representations and warranties of
                           the Company and the Partnership set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the

                           First Closing Date or the Second Closing Date, as the case may be, and the Company and the Partnership each has complied with all the agreements and satisfied all of the conditions on its part to be performed or satisfied on or prior to such Closing Date;

                                    (2) The Commission has not issued any order
                           preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                                    (3) Each of the respective signers of each
                           certificate has carefully examined the Registration Statement and the Prospectus; in his opinion and to the best of his knowledge, the Registration Statement and the Prospectus and any amendments or supplements thereto contain all statements required to be stated therein; and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                                    (4) Since the initial date on which the
                           Registration Statement was filed, no agreement, written or oral, transaction or event has occurred which should have been set forth in an amendment to the Registration Statement or in a supplement to or amendment of any prospectus which has not been disclosed in such a supplement or amendment;

                                    (5) As to the Company's certificate only,
                           since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Company or, to the best of such officer's knowledge, any of the Hotels; and no legal or governmental action, suit or proceeding is pending or threatened against the Company, or, to the best of such officer's knowledge, any of the Hotels which is material to the Company or any of the Hotels, as applicable, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, the Company has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or the Partnership or incurred any material liability or obligation, direct, contingent or indirect, made any change in its beneficial interests, made any material adverse change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Company's Shares of Beneficial Interest or the Partnership's interests; and the Company, has not declared or paid any dividend, or made any other distribution, upon its outstanding shares of beneficial interests payable to shareholders of record on a date prior to the First Closing Date or Second Closing Date except as set forth in the Prospectus;

                                    (6) As to the Partnership's certificate
                           only, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as disclosed in or contemplated by the Prospectus, there has not been any material adverse change or a development involving a material adverse change in the condition (financial or otherwise), business, properties, results of operations, management or prospects of the Partnership, or to the best of such officer's knowledge, any of the Hotels; and no legal or governmental action, suit or proceeding is pending or threatened against the Partnership or, to the best of such officer's knowledge, any of the Hotels, which is material to the Partnership or any of the Hotels, as applicable, whether or not arising from transactions in the ordinary course of business, or which may adversely affect the transactions contemplated by this Agreement; since such dates and except as so disclosed, the Partnership has not entered into any verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company or the Partnership or incurred any material liability or obligation, direct, contingent or indirect, made any change in its partnership interests, made any material adverse change in its short-term debt or funded debt or repurchased or otherwise acquired any of the Partnership's interests; and the Partnership has not declared or paid any dividend, or made any other distribution, upon its outstanding partnership interests payable to partners of record on a date prior to the First Closing Date or Second Closing Date, except as set forth in the Prospectus;

                                    (7) Since the respective dates as of which
                           information is given in the Registration Statement and the Prospectus and except as disclosed in or contemplated by the Prospectus, none of the Hotels (or any other hotel property owned by the Partnership) has sustained a material loss or damage by strike, fire, flood, windstorm, accident or other calamity (whether or not insured); and

                                    (8) Each of the Company, the Partnership
                           and each of the Hotels owned by the Partnership upon consummation of the Closing Transactions (i) will be in compliance with any and all applicable Environmental Laws, (ii) will have received all permits, licenses or other approvals required under applicable Environmental Laws to conduct its operations and (iii) will be in compliance with all terms and conditions of any such permit, license or approval except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company, the Partnership or any Hotel.

                     (iv) On the date that this Agreement is executed and also
                  on the First Closing Date and the Second Closing Date a letter addressed to you, as Representatives of the Underwriters, from Coopers & Lybrand or KPMG, as appropriate, each independent accountants, the first one to be dated the date of the Preliminary Prospectus, the second one to be dated the First Closing Date and the third one (in the event of a Second Closing) to be dated the Second Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                                    (1) Coopers & Lybrand or KPMG, as
                           appropriate, are independent certified public accountants with respect to the Company and the Partnership within the meaning of the Act and the Rules and Regulations;

                                    (2) It is their opinion that the financial
                           statements, historical summaries and any supplementary financial information and supporting schedule included or incorporated by reference in the Registration Statement and the Prospectus examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

                                    (3) The financial statements of each of the
                           entities and properties included in the Prospectus for the periods referenced therein to the extent applicable, were reviewed by them in accordance with the standards established by the American Institute of Certified Public Accountants and based upon their review they are not aware of any material modifications that should be made to such financial statements or historical summaries for them to be in conformity with generally accepted accounting principles and such financial statements comply as to form in all material respects with the applicable requirements of the Act and the Rules and Regulations;

                                    (4) Based upon procedures set forth in
                           detail in such letter, including a reading of the latest available interim financial statements of the Company and inquiries of officials of the Company responsible for financial and accounting matters, nothing has come to their attention which causes them to believe that:

                                    (A) the unaudited financial information
                           with respect to the results of operations for and at the end of each of the five years (or such lesser period, if applicable) in the period ended December 31, 1995 and any subsequent quarters included in the Registration Statement under the captions "Prospectus Summary" and "Selected Financial Information" do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or do not agree with the corresponding amounts in the audited financial statements for each of the years then ended, or that with respect to the unaudited pro forma financial statements, such financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements, or

                                    (B) at a specified date not more than five
                           days prior to the date of this Agreement, (i) there has been any change in the assets or shareholders' equity, as compared with the amounts shown in the June 30, 1996 balance sheet of the Company included in the Registration Statement, (ii) there has been any increase in indebtedness or other liabilities as compared with the amounts shown in the June 30, 1996 historical or pro forma balance sheets related to the Hotels (other than accrued interest) or during the period June 30, 1996 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in combined revenues or net income of the Hotels, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur or
                           (iii) there has been any decrease since June 30, 1996 in room revenues or total revenues from the Hotels which would adversely affect the Percentage Lease revenue of the Company or the Partnership, in each case as compared with the corresponding period of the preceding year, except in each case for decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                                    (5) In addition to the examination referred
                           to in their opinions and the procedures referred to above, they have carried out certain specified procedures, not constituting an audit, in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which were specified by you, and have found such amounts, percentages and financial information to be in agreement with, or derived from, the relevant accounting, financial and other records of the Company, the Partnership and the Present Owners.

                           (v) On or before the First Closing Date, a copy of
                  the segmentation study of Coopers & Lybrand referred to in
                  Section 2(ff).

                           (vi) On or before the First Closing Date, lock-up
                  agreements from Messrs. Fisher and Shaw and the Company to the effect that such officers and the Company, subject to limited exceptions, will not sell any of the Shares held by them for a period of 90 days following the First Closing Date. In addition, such agreements shall also provide that Messrs. Fisher and Shaw will not sell any shares purchased by them from the net income of the Lessee in excess of $500,000 per year (subject to certain distributions) for a period of one year from the date of purchase.

                  (c) The Closing Transactions shall have been consummated or shall occur simultaneously with the closing of the purchase and sale of the Firm Common Shares or within five business days thereafter.

                  (d) The Firm Common Shares and the Optional Common Shares shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance and the Company shall not be in default of any of the rules and regulations of the New York Stock Exchange, and the NASD, upon review of the terms of the public offering, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

                  (e) The Company shall have furnished to you such further certificates and documents as you shall have reasonably requested.

                  (f) On or before the First Closing Date, the Company or the Partnership, as applicable, shall have made available to you or your counsel with respect to each Hotel:

                           (i) A copy of the deed therefor, naming the
                  Partnership as the grantee thereunder;

                           (ii) A standard ALTA Owner's Title Insurance Policy
                  (or a commitment to issue such a policy) naming the Partnership as named insured and insuring (or committing to insure) that the Partnership thereof owns fee title to the real property and fixtures comprising such Hotel in an amount not less than the amount specified in Section 2(y), which policy (or commitment) shall be issued by a title company or companies (the "Title Company") reasonably acceptable to the

                  Underwriters, and contain as exceptions to title only the exceptions described in the Prospectus, the Assumed Indebtedness and such exceptions which do not materially adversely affect the current or potential use to be made of the Hotel by the Partnership or the Lessee or the market value of the Property to the Partnership (the "Permitted Exceptions");

                           (iii)  An ALTA survey of each Hotel in form
                  reasonably satisfactory to you;

                           (iv) Policies or certificates of insurance relating
                  to such Hotel evidencing coverages and in amounts customarily obtained by owners of similar properties;

                           (v) UCC, judgment and tax lien searches confirming
                  that the personal property comprising a part of the Hotel is subject to no Liens other than Permitted Exceptions;

                           (vi) Such affidavits, certificates and instruments
                  of indemnification as shall reasonably be required to induce the Title Company to issue the policy (or commitment) contemplated in item (ii) above;

                           (vii) Checks payable to the appropriate public
                  officials in payment of all recording costs and transfer taxes (or checks or wire transfers to the Title Company in respect of such amounts) due in respect of the recording of any instruments to be recorded in connection with the Closing Transactions, together with a check or wire transfer for the Title Company in payment of the Title Company's premium, search and examination charges, survey costs and any other amounts due in connection with the issuance of its policy (or commitment); provided that such payment may be made out of the proceeds of the offering of the Firm Common Shares;

                           (viii) An engineering (structural) report from an engineer or engineers and in a form reasonably satisfactory to you;

                           (ix) All documentation necessary to effect the
                  transfer of all personal property in connection with such Property to the Partnership, together with checks payable to the appropriate public officials in payment of all recording costs and transfer taxes (including sales taxes) due in respect of the transfer of such personal property; provided that, such payment may be made out of the proceeds of the offering of the Firm Common Shares; and

                           (x) A letter dated not earlier than 10 days prior to
                  the First Closing Date from the holder of the Assumed Indebtedness indicating that the mortgagor or grantor under such Assumed Indebtedness is not then in default and indicating the principal amount required to satisfy all amounts then owing under the Assumed Indebtedness, together with all documentation and consents necessary to permit the assumption of the Assumed Indebtedness by the Partnership.

                   Any documents or other matters set forth in this Section 7(f) which are approved by you prior to the First Closing Date shall be acceptable to you subject to any changes which you may reasonably require based on factual information of which you become aware after your approval of any such documents or matters.

                  (g) There shall have been delivered to you the Firm Common Shares and, if any Optional Common Shares are purchased, the Optional Common Shares in the manner required pursuant to Section 4 hereof.

                  All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to you and to O'Melveny & Myers LLP, counsel for the Underwriters. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request. Any certificate signed by any officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the statements made therein.

                  If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon written notification by you as Representatives to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in
Section 10 hereof.

                  SECTION 8. Reimbursement of Underwriters' Expenses. Notwithstanding any other provisions hereof, if this Agreement shall be terminated by you pursuant to the last paragraph of Section 7, or if the sale to the Underwriters of the Common Shares at the First Closing is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Common Shares, including but not limited to fees and disbursements of counsel relating directly to the offering contemplated by the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of this Section 8, Section 6 and Section 10 shall at all times be effective and shall apply.

                  SECTION 9. Effectiveness of Registration Statement. You and the Company will use your and its best efforts to cause the Registration Statement to become effective, to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

                  SECTION 10. Indemnification. (a) The Company and the Partnership, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act, or other federal, state or Canadian statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company or the Partnership, as applicable), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company or the Partnership contained herein or any failure of the Company or the Partnership to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that neither the Company nor the Partnership will be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information furnished to the Company and the Partnership pursuant to Section 3 hereof. In addition to its other obligations under this Section 10(a), the Company and the Partnership agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, or any inaccuracy in the representations and warranties of the Company or the Partnership herein or failure to perform its obligations hereunder, all as described in this Section 10(a), they will reimburse each Underwriter on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or the Partnership's obligation to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the Company or the Partnership, as applicable, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Bank of America NT&SA, San Francisco, California (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which the Company or the Partnership may otherwise have.

                  (b) Each Underwriter will severally indemnify and hold harmless the Company, each of its trustees, each of its officers who signed the Registration Statement, the Partnership and each person, if any, who controls the Company or the Partnership within the meaning of the Act, against any losses, claims, damages, liabilities or expenses to which the Company, or any such trustee, officer, the Partnership, or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the information furnished to the Company and the Partnership pursuant to Section 3 hereof; and will reimburse the Company, or any such trustee, officer, the Partnership or any controlling person of the Company or the Partnership for any legal and other expense reasonably incurred by the Company, or any such trustee, officer, the Partnership, any controlling person of the Company or the Partnership in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In addition to its other obligations under this Section 10(b), each Underwriter severally agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 10(b) which relates to information furnished to the Company and the Partnership pursuant to Section 3 hereof, it will reimburse the Company, the Partnership (and, to the extent applicable, each officer, trustee or controlling person of the Company or the Partnership) on a quarterly basis for all reasonable legal or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters, obligation to reimburse the Company or the Partnership (and, to the extent applicable, each officer, trustee or controlling person of the Company or the Partnership) for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Company or the Partnership (and, to the extent applicable, each officer, trustee or controlling person of the Company or the Partnership) shall promptly return it to the Underwriters together with interest, compounded daily, determined on the basis of the Prime Rate. Any such interim reimbursement payments which are not made within 30 days of a request for reimbursement, shall bear interest at the Prime Rate from the date of such request. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties; provided, however, that the indemnifying party shall only be obligated to pay the reasonable fees and expenses of a single law firm employed by all of the indemnified parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  (d) If the indemnification provided for in this Section 10 is required by its terms, but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under Sections
(a), (b) or (c) of this Section 10 in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Partnership and the Underwriters from the offering of the Common Shares or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Partnership and the Underwriters in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Partnership and the Underwriters shall be deemed to be in the same proportion, in the case of the Company and the Partnership as the total price paid to the Company, for the Common Shares sold by the Company to the Underwriters (net of underwriting commissions, but before deducting expenses), and in the case of the Underwriters as the underwriting commissions received by them bears to the total of such amounts paid to the Company and received by the Underwriters as underwriting commissions. The relative fault of the Company, the Partnership and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company, the Partnership or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section (c) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section (c) of this Section 10 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section
(d); provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section (c) of this
Section 10 for purposes of indemnification. The Company, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined solely by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount of the total underwriting commissions received by such Underwriter in connection with the Common Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

                  (e) It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Sections 10(a) or 10(b) hereof, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in Section 10(a) hereof and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses which is created by the provisions of such Sections 10(a) and 10(b) hereof.

                  SECTION 11. Default of Underwriters. It shall be a condition to this Agreement and the obligation of the Company to sell and deliver the Common Shares hereunder, and of each Underwriter to purchase the Common Shares in the manner as described herein, that, except as hereinafter in this Section provided, each of the Underwriters shall purchase and pay for all the Common Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such shares in accordance with the terms hereof. If any Underwriter or Underwriters default in its or their obligations to purchase Common Shares hereunder on either the First or Second Closing Date and the aggregate number of Common Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date does not exceed 10% of the total number of Common Shares which the Underwriters are obligated to purchase on such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Common Shares which such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Common Shares with respect to which such default occurs is more than 10% of the total number of Shares of Beneficial Interest which the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Common Shares by other persons are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Partnership except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

                  In the event that Common Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First or Second Closing Date, as the case may be, for not more than five business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

                  SECTION 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10, 13 and 14 and, as to all other provisions, (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 8:00 A.M., California time, on the first full business day following the effectiveness of the Registration Statement, or
(ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 2:00 P.M., California time, on the first full business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Common Shares for sale to the public. For the purposes of this Section 12, the Common Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Common Shares or upon the release by you of telegrams (i) advising Underwriters that the Common Shares are released for public offering or (ii) offering the Common Shares for sale to securities dealers, whichever may occur first.

                  SECTION 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

                  (a) This Agreement may be terminated by the Company by notice to you or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company (except to the extent provided in Section 10 hereof).

                  (b) This Agreement may also be terminated by you prior to the First Closing Date by notice to the Company (i) if additional material governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on the New York Stock Exchange or on the American Stock Exchange or in the over the counter market by the NASD, or trading in securities generally shall have been suspended on either such Exchange or in the over the counter market by the NASD, or a general banking moratorium shall have been established by federal,

         New York or California authorities; (ii) if an outbreak of major hostilities or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated or escalated to such an extent, as, in the judgment of the Representatives, to affect adversely the marketability of the Common Shares; (iii) if any adverse event shall have occurred or shall exist which makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or which is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information contained therein not misleading in any material respect; or (iv) if there shall be any action, suit or proceeding pending or threatened, or there shall have been any development involving particularly the business or properties or securities of the Company, the Partnership or the transactions contemplated by this Agreement, which, in the reasonable judgment of the Representatives, may materially and adversely affect the Company's or the Partnership's business or earnings and makes it impracticable or inadvisable to offer or sell the Common Shares. Any termination pursuant to this Section (b) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof).

                  SECTION 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Partnership, the Company's and the Partnership's officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or the Partnership or any of its or their partners, officers or trustees or any controlling person, as the case may be, and will survive delivery of and payment for the Common Shares sold hereunder and any termination of this Agreement.

                  SECTION 15. Notices. All communications hereunder shall be in writing and, if sent to the Representatives shall be mailed, delivered, telecopied or telegraphed and confirmed to you at 600 Montgomery Street, San Francisco, California 94111, Telecopier: (415) 249-5513, Attention: Sam Wilkins III with a copy to O'Melveny & Myers LLP, Embarcadero Center West 275 Battery Street, San Francisco, California 94111, Telecopier: (415) 984-8701, Attention:
Peter T. Healy; and if sent to the Company or the Partnership shall be mailed, delivered or telegraphed and confirmed to the Company at 306 Royal Poinciana Way, Palm Beach, Florida 33480, Telecopier: (407) 835-0457

Attention: Jeffrey H. Fisher with a copy to Hunton & Williams, Riverfront Plaza-East Tower, 951 Byrd Street, Richmond, Virginia 23219, Telecopier: (804) 788-8218, Attention: Mark A. Murphy. The Company, the Partnership or you may change the address for receipt of communications hereunder by giving notice to the others.

                  SECTION 16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 11 hereof, and to the benefit of the officers and trustees and controlling persons referred to in Section 10, and in each case their respective successors, personal representatives and assigns, and no other person will have any right or obligation hereunder. No such assignment shall relieve any party of its obligations hereunder. The term "successors" shall not include any purchaser of the Common Shares as such from any of the Underwriters merely by reason of such purchase.

                  SECTION 17. Underwriters' Representatives. You will act as Representatives for the several Underwriters in connection with all dealings hereunder, and any action under or in respect of this Agreement taken by you, as Representatives, will be binding upon all of the Underwriters.

                  SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

                  SECTION 19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws pertaining to conflicts of laws) of the State of California.

                  SECTION 20. Knowledge. As used in this Agreement (other than with respect to opinions of counsel), the term knowledge or best knowledge on the part of an entity shall include the knowledge of such entity's officers and any other employees with managerial responsibilities and such entity shall only make such statement after conducting a diligent investigation on the subject matter thereof.

                  SECTION 21. General. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each one of which shall be an original, and all of which shall constitute one and the same document.

                  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company, the Partnership and you.

                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed copies hereof, whereupon it will become a binding agreement among the Company, the Partnership and the several Underwriters, including you, all in accordance with its terms.

                                    Very truly yours,

                                    INNKEEPERS USA TRUST



                                    By:
                                        -----------------------------
                                        Jeffrey H. Fisher, President


                                    INNKEEPERS USA LIMITED PARTNERSHIP

                                    By:  INNKEEPERS FINANCIAL
                                         CORPORATION

                                    Its: General Partner



                                    By:
                                        -----------------------------
                                        Jeffrey H. Fisher,
                                        President


                                    The foregoing Underwriting Agreement is
                                    hereby confirmed and accepted by us in San
                                    Francisco, California as of the date first above written.

                                    MONTGOMERY SECURITIES BEAR, STEARNS & CO.
                                    INC. ALEX. BROWN & SONS INCORPORATED EVEREN
                                    SECURITIES, INC. MORGAN KEEGAN & COMPANY,
                                    INC.

                                    Acting as Representatives of the several
                                    Underwriters named in the attached Schedule
                                    A.


                                    By: MONTGOMERY SECURITIES

                                        -----------------------------
                                         Managing Director

                                   SCHEDULE A


                                                             Amount of
                                                             Securities
                                                             to be
Underwriter                                                  Purchased
-----------                                                  ----------
Montgomery Securities
Bear, Stearns & Co. Inc.
Alex. Brown & Sons Incorporated
EVEREN Securities, Inc.
Morgan Keegan & Company, Inc.

Total

                                   SCHEDULE 1

                              COMPANY SUBSIDIARIES

                                   SCHEDULE 2

                            SUBSIDIARY PARTNERSHIPS

                                   SCHEDULE 3

                    WHOLLY OWNED SUBSIDIARY GENERAL PARTNERS